Exhibit 4.17

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

BSP SENITA GATEWAY CENTER, LLC

AS SELLER

AND

NEWEGG INC.

AS PURCHASER

FOR

21688 Gateway Center Drive

Diamond Bar, California 91765

Dated as of April 21, 2023

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of the 21st day of April, 2023 (the “Effective Date”) by and between BSP SENITA GATEWAY CENTER, LLC, a Delaware limited liability company (“Seller”), and NEWEGG INC., a Delaware corporation (“Purchaser”).

ARTICLE I

PURCHASE AND SALE

1.1 Purchase and Sale of Property. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase, all of Seller’s right, title and interest in and to the following (collectively, the “Property”):

(a) (i) all of that certain parcel of land known as Parcel 2 (“Parcel 2”) of Parcel Map No. 74368, filed on July 18, 2018 in Book 398, Pages 53 and 54 of Parcel Maps, in the office of the County Recorder of Los Angeles (the “Parcel Map”), having an APN of 8293-050-045, and (ii) fifty percent (50%) of a tenant-in-common interest of that certain parcel of land known as Parcel A (“Parcel A”) of the Parcel Map, having an APN of 8293-050-046, each of which are situated in Diamond Bar, California, and as more particularly described on Exhibit A attached hereto and made a part hereof, together with any and all rights, title and interest of Seller in and to the rights and appurtenances pertaining to Parcel 2 and Parcel A, including in and to adjacent streets, alleys or rights-of-way (collectively, the “Land”);

(b) the improvements on Parcel 2, and a fifty percent (50%) tenant-in-common interest in the improvements located on Parcel A, if any, (collectively, the “Improvements” and collectively with the Land, the “Real Property”) including, without limitation, that certain commercial office building located on Parcel 2, having the street address of approximately 21688 Gateway Center Drive containing approximately 81,796 rentable square feet, together with any and all fixtures of any kind owned by Seller and attached to the Real Property together with all rights, title, and interests appurtenant thereto;

(c) all tangible personal property and unattached fixtures owned by Seller and located in or upon the Land or within the Real Property (excluding cash) which is used by Seller exclusively in connection with the operation of the Real Property (the “Personal Property”);

(d) the rental, use, and occupancy agreements and leases, subleases, and licenses of space concerning or relating to the Improvements located on Parcel 2, together with all rents and other monetary charges paid by tenants, licensees or other occupants under such documents and agreements, subject to prorations and adjustments as herein provided, and all security and or rental deposits in Seller’s possession thereto in effect as of the Closing (the “Leases”); and

(e) the following intangible property (collectively, the “Intangibles”) (i) all assignable licenses, permits, certificates of occupancy, architectural and engineering plans and specifications, governmental approvals, warranties and guaranties (expressed or implied), telephone exchange relating to the Property, and (ii) all tradenames, trademarks, service marks, websites, telephone listings, data bases, plans and specifications owned by Seller and used exclusively in connection with the operation of the Property.

For the avoidance of doubt, it is understood and agreed that Seller owns, and will continue to own, land adjacent to the Property known as Parcel 1 of the Parcel Map (APN 8293-050-044) (“Parcel 1”), and the remaining fifty percent (50%) tenant-in-common interest of Parcel A. Accordingly, (i) the Property shall expressly exclude any of Seller’s right, title or interest in or to any property that is located on or used in connection with Parcel 1, and (ii) Seller’s conveyance of any portion of the Property relating to Parcel A shall be limited to a fifty percent (50%) tenant-in-common interest. In addition, Seller shall not assign, and Purchaser shall not assume, any contracts or agreements relating to the upkeep, repair, maintenance or operation of the Property.

1.2 Purchase Price. The purchase price to be paid by Purchaser for the Property shall be Twenty-Three Million and No/100 Dollars ($23,000,000.00) (the “Purchase Price”), subject to adjustment as provided in this Agreement.

1.3 Payment of Purchase Price. The Purchase Price, subject to prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Title Company (defined below) in writing to Purchaser prior to the Closing.

1.4 Initial Deposit. Not later than three (3) business days after the Effective Date of this Agreement, Purchaser shall deposit with Fidelity National Title Insurance Company (in its capacity as escrow agent and title company, the “Title Company”), having its office at 555 S. Flower Street, Suite 4420, Los Angeles, CA 90071, Attention: Brad Shaw, the sum of Six Hundred Ninety Thousand Dollars and No/100 Dollars ($690,000.00) (the “Initial Deposit”), in good funds, either by certified bank or cashier’s check or by federal wire transfer. The Title Company shall hold the Initial Deposit in an interest-bearing account in accordance with the terms and conditions hereof and any supplementary instructions executed by the parties pursuant to the provisions of Section 1.7 hereof. All interest accruing on such sums shall become a part of the Initial Deposit and shall be distributed as Initial Deposit in accordance with the terms of this Agreement. Upon the expiration of the Inspection Period, the Initial Deposit shall be non-refundable to Purchaser except as expressly set forth in this Agreement. At the Closing, the Initial Deposit shall be applied in full toward the Purchase Price as described in Section 1.2 above. Time is of the essence for the delivery of the Initial Deposit under this Agreement.

1.5 Additional Deposit. Not later than three (3) business days after the Effective Date of this Agreement, Purchaser shall deliver to the Title Company, for immediate release to Seller, the sum of Fifty Thousand and No/100 Dollars ($50,000.00) (the “Additional Deposit”), which amount shall be non-refundable to Purchaser except in the event of a default by Seller as described in Section 6.2 hereof. In the event of a default by Seller as described in Section 6.2 hereof, Seller shall, within three (3) business days, return to Purchaser the Additional Deposit in full. At the Closing, the Additional Deposit shall be applied in full toward the Purchase Price as described in Section 1.2 above. If Closing does not occur for any other reason besides a Seller default or as otherwise expressly provided in this Agreement, the Additional Deposit shall be retained by Seller, which Additional Deposit has been bargained for and agreed to as consideration for Purchaser’s exclusive right to purchase the Property and the Inspection Period provided herein, and for Seller’s execution and delivery of this Agreement. Time is of the essence for the delivery of the Additional Deposit under this Agreement. By initialing below, Purchaser hereby instructs Title Company to release the Additional Deposit to Seller immediately upon receipt, without further instruction or authorization from Purchaser.

Purchaser’s Initials

1.6 Extension Deposit(s). In the event Purchaser elects to exercise the First Closing Extension (as defined in Section 4.1 hereof) in accordance with Section 4.1 hereof, as a condition precedent to the effectiveness of exercising the First Closing Extension, Purchaser shall deposit with the Title Company within one (1) business day of delivering the First Closing Extension Notice (as defined in Section 4.1 hereof) an amount equal to Fifty Thousand Dollars ($50,000) (the “First Extension Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer. In the event Purchaser elects to exercise the Second Closing Extension (as defined in Section 4.1 hereof) in accordance with Section 4.1 hereof, as a condition precedent to the effectiveness of exercising the Second Closing Extension, Purchaser shall deposit with the Title Company within one (1) business day of delivering the Second Closing Extension Notice (as defined in Section 4.1 hereof) an amount equal to One Hundred Thousand Dollars ($100,000) (the “First Extension Deposit”, and together with the First Extension Deposit, if applicable, the “Extension Deposits”)) in good funds, either by certified bank or cashier’s check or by federal wire transfer. The Extension Deposits shall be non-refundable to Purchaser except as expressly set forth in this Agreement. At the Closing, the Extension Deposits shall be applied in full toward the Purchase Price as described in Section 1.2 above. Time is of the essence for the delivery of the Initial Deposit under this Agreement.

1.7 Delivery to Title Company. Upon mutual execution of this Agreement, the parties hereto shall deposit an executed copy of this Agreement with Title Company and this Agreement shall (along with such supplementary instructions not inconsistent herewith as either party hereto may deliver to Title Company) serve as escrow instructions to Title Company for the consummation of the purchase and sale contemplated hereby. Seller and Purchaser agree to execute such additional escrow instructions as Title Company may reasonably require and which are not inconsistent with the provisions hereof; provided, however, that in the event of any conflict between the provisions of this Agreement, as may be amended by the mutual execution by the parties and any supplementary escrow instructions, the terms of this Agreement, as may be amended, shall control.

ARTICLE II

TITLE AND SURVEY

2.1 Title Examination; Commitment for Title Insurance. Seller shall obtain from the Title Company and deliver, to Purchaser, within five (5) business days after the Effective Date, a current preliminary title insurance report (the “Title Commitment”) covering the Real Property, together with copies of the recorded exception documents identified therein.

2.2 Survey. Seller has delivered or shall deliver to Purchaser and the Title Company, within five (5) days after the Effective Date, Seller’s most current as-built survey of the Real Property (the “Survey”). Purchaser may, at its sole cost and expense, update and/or recertify the Survey to the extent required by the Title Company to issue the Title Policy.

2.3 Title Objections; Cure of Title Objections.

(a) Purchaser shall have until the date (the “Title Exam Deadline”) which is five (5) business days prior to the expiration of the Inspection Period to review the Title Commitment and the Survey and to notify Seller, in writing, of such objections within Purchaser’s sole and subjective discretion as Purchaser may have to any matter disclosed in the Title Commitment or the Survey. Any item contained in the Title Commitment or any matter shown on the Survey to which Purchaser does not object in writing prior to the Title Exam Deadline shall be deemed accepted by Purchaser and shall be a Permitted Exception under this Agreement.

(b) In the event Purchaser shall notify Seller of objections to title or to matters shown on the Survey prior to the Title Exam Deadline, Seller shall have the right, but not the obligation, to cure such objections. Within three (3) business days after receipt of Purchaser’s notice of objections (the “Seller’s Title Objection Response Deadline”), Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such objections. Seller’s failure to respond prior to the expiration of Seller’s Title Objection Response Deadline shall be deemed to be Seller’s election not to cure any such objections. If Seller elects to attempt to cure, and provided that Purchaser shall not have terminated this Agreement in accordance with Section 3.3 hereof, Seller shall have until the date of Closing to attempt to remove, satisfy or cure the same and for this purpose. If Seller elects not to cure (or is deemed to have elected not to cure) any objections specified in Purchaser’s notice, or if Seller is unable to effect a cure prior to the Closing, Seller shall deliver notice to Purchaser stating the same (“Seller’s No Cure Notice”), then prior to the expiration of the Inspection Period, Purchaser shall have the following options: (i) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter objected to by Purchaser which Seller is unwilling or unable to cure, and without reduction of the Purchase Price; or (ii) to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement shall terminate and the entirety of the Initial Deposit shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. Purchaser’s failure to respond within the period described in the immediately preceding sentence shall be deemed to be Purchaser’s election to accept the conveyance under clause (i) above.

(c) If at the time of expiration of the Inspection Period, Seller has agreed to attempt to cure or remedy Purchaser’s title objections, should Seller fail to cure or remedy said Purchaser’s title objections prior to Closing, Purchaser shall retain the right to terminate this Agreement as if such termination was effected prior to the expiration of the Inspection Period, in which case Purchaser shall receive and the Title Company shall disburse to Purchaser the entirety of the Initial Deposit to Purchaser.

2.4 Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser such title to the Property as will enable the Title Company to issue to Purchaser a standard coverage owner’s title insurance policy (the “Title Policy”) covering the Real Property, in the full amount of the Purchase Price, subject only to the “Permitted Exceptions” (as hereinafter defined). Purchaser may obtain extended coverage owner’s title insurance policy and any endorsements that Purchaser may request at its sole cost and expense, provided the same shall not be a condition precedent to Closing hereunder. Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject to the following matters (collectively, “Permitted Exceptions”):

(a) the rights of tenants under the Leases;

(b) the lien of all ad valorem real estate taxes and assessments not yet delinquent as of the date of Closing, subject to adjustment and prorations as herein provided;

(c) the lien of supplemental taxes, if any, assessed pursuant to Chapter 3.5, commencing with Section 75, of the California Revenue and Taxation Code;

(d) liens, encumbrances or other items caused or created by Purchaser;

(e) local, state and federal laws, ordinances or governmental regulations, including, but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and

(f) items appearing of record or shown on the Survey (or any matters which could be ascertained by a proper visual inspection or updated survey of the Real Property) and, in either case, not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Sections 2.3 or 2.5 hereof.

2.5 Pre-Closing “Gap” Title Defects. Whether or not Purchaser shall have furnished to Seller any notice of title objections pursuant to the foregoing provisions of this Agreement, Purchaser may, at or prior to Closing, notify Seller in writing of Purchaser’s objections to any new title exceptions that would have an adverse effect on the Property (the “New Objections”) and were first raised between (a) the expiration of the Inspection Period, and (b) the date on which the transaction contemplated herein is scheduled to close, or as extended pursuant to Section 2.3 hereof. With respect to any New Objections set forth in such notice under this Section 2.5, Seller and Purchaser shall be subject to the same terms, rights and obligations under Section 2.3(b), as if such New Objections appeared on title prior to the expiration of the Title Exam Deadline.

ARTICLE III

INSPECTION PERIOD

3.1 Right of Inspection. During the period beginning on the Effective Date and ending at 5:00 p.m. (local time at the Property) thirty (30) days thereafter (the “Inspection Period”), Purchaser and its respective representatives, agents and consultants (collectively the “Purchaser’s Representatives”) shall have the right to make a physical inspection of the Property, subject to the terms herein. Any on-site inspections of the Property by Purchaser or Purchaser’s Representatives shall be conducted in the presence of Seller or its representative upon at least one (1) business day’s prior written notice to Seller (which may be provided by email to Kimberly Kanen (kkanen@buchananstreet.com)). Such physical inspection shall not unreasonably interfere with the use of the Property by Seller or its tenants nor shall Purchaser’s inspection damage the Property in any respect. Such physical inspection shall not be invasive in any respect (unless Purchaser obtains Seller’s prior written consent, which consent may be withheld in Seller’s sole and absolute discretion), and in any event shall be conducted in accordance with all governmental laws, rules and regulations. Following each entry by Purchaser with respect to inspections and/or tests on the Property, Purchaser shall restore the Property at its sole cost and expense to a condition which is as near as possible to its original condition as existed prior to any such inspections and/or tests. Seller shall reasonably cooperate with Purchaser in its due diligence, including but not limited to, access to the Property for physical inspection, but shall not be obligated to incur any liability or expense in connection therewith. Purchaser shall not contact any tenants, guests or other occupants of the Property without obtaining Seller’s prior written consent, in Seller’s sole and absolute discretion, or with respect to tenants after the expiration of the Inspection Period, in Seller’s reasonable discretion. Purchaser agrees to indemnify against and hold Seller harmless from any claim for liabilities, actual, out-of-pocket costs, expenses (including reasonable attorneys’ fees actually incurred), damages or injuries arising out of or resulting from the inspection of the Property by Purchaser or Purchaser’s Representatives; provided that the foregoing indemnity shall not relate to any liability, cost, loss, damage or expense to the extent attributable to (i) Purchaser’s mere discovery of conditions in existence on or about the Property on the Effective Date provided Purchaser or Purchaser’s Representatives do not exacerbate such conditions or (ii) any gross negligence or willful misconduct of Seller or any of Seller’s agents, contractors, or employees. Notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive for one (1) year from the earlier of (x) Closing or (y) any termination of this Agreement. All inspections shall occur at reasonable times agreed upon by Seller and Purchaser. Prior to Purchaser or any of Purchaser’s Representatives entering the Property, Purchaser shall obtain and maintain (and shall cause any of Purchaser’s Representatives to obtain and maintain), at Purchaser’s sole cost and expense, and shall deliver to Seller evidence of, the Insurance Requirements (as defined herein). The term “Insurance Requirements” shall mean the following insurance coverage: general liability insurance, from an insurer reasonably acceptable to Seller and Seller hereby approves AIG, in the amount of Two Million and No/100 Dollars ($2,000,000.00) combined single limit for personal injury and property damage per occurrence, such policy to name Seller as an additional insured party, which insurance shall provide coverage against any claim for personal liability or property damage caused by the insured in connection with such inspections and/or tests.

3.2 Seller Deliveries.  To the extent not provided to Purchaser prior to the execution of this Agreement, within five (5) business days of the execution of this Agreement, Seller, or Seller’s property manager, shall provide to Purchaser, for Purchaser’s review, copies of the documents and information set forth on Exhibit H attached hereto and incorporated herein by this reference (together with all other written information delivered by Seller to Purchaser not later than two (2) business days prior to the expiration of the Inspection Period, collectively, the “Due Diligence Items”), if and to the extent within Seller’s possession. Except as expressly set forth in Section 5.1 hereof, Seller makes no representations or warranties of any kind regarding the accuracy, thoroughness or completeness of or conclusions drawn in the information contained in such documents, if any, relating to the Property.  Except as otherwise expressly set forth in Section 5.1 hereof, Purchaser hereby waives any and all claims against Seller arising out of the accuracy, completeness, conclusions or statements expressed in materials so furnished and any and all claims arising out of any duty of Seller to acquire, seek or obtain such materials. Notwithstanding anything contained in the first sentence of this paragraph, Seller shall not deliver or make available to Purchaser any Excluded Documents (as defined in Exhibit H).  Purchaser acknowledges that any and all of the Due Diligence Items that are not otherwise known by or available to the public are proprietary and confidential in nature and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. The terms and provisions of this Section shall survive the Closing for a period of one (1) year.

3.3 Right of Termination. If Purchaser determines (such determination to be made in Purchaser’s sole and absolute discretion for any reason or no reason) that the Property is not suitable for its purposes, then Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Inspection Period. If Purchaser gives such notice of termination to Seller prior to the expiration of the Inspection Period, then this Agreement shall terminate, the Initial Deposit shall be returned to Purchaser and no party shall have any further obligations under this Agreement except for obligations hereunder which are expressly stated to survive a termination of this Agreement. Time is of the essence with respect to the provisions of this Section 3.3. Except as otherwise specifically provided to the contrary in Sections 2.3 or 2.5, if Purchaser fails to give Seller a notice of termination prior to the expiration of the Inspection Period, Purchaser shall no longer have any right to terminate this Agreement under this Section 3.3, and except as expressly provided herein to the contrary herein, Purchaser shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement.

3.4 Marketing. From and after the Effective Date through the Closing or earlier termination of this Agreement, Seller and its affiliates shall not (and Seller shall instruct its broker not to) accept or entertain offers, or negotiate, solicit interest in or otherwise enter into discussions involving the sale or disposition of all or any part of the Property, provided, that any unsolicited offer or offers in response to prior marketing activity by CBRE shall not violate this clause so long as Seller does not actively negotiate or accept any such offers.

ARTICLE IV

CLOSING

4.1 Time and Place. The parties shall conduct an escrow closing (the “Closing”) on the date which is fifteen (15) days after the expiration of the Inspection Period, or such other date as may be mutually agreed upon between the parties, or such later date as the same may be extended to pursuant to the terms of this Agreement, including, without limitation, pursuant to a Condition Precedent Extension Notice (the “Closing Date”). Seller may elect to extend the Closing Date to satisfy Purchaser’s Conditions Precedent by delivering a Condition Precedent Extension Notice as set forth in Section 4.7 below. In addition, Purchaser may elect to extend the Closing Date by up to fifteen (15) days (the “First Closing Extension”), by delivering written notice to Seller no later than five (5) business days prior to the then-scheduled Closing Date (the “First Closing Extension Notice”), and depositing the First Closing Extension Deposit with the Title Company within one (1) business day of delivering the First Closing Extension Notice. In addition, if Purchaser properly exercises the First Closing Extension, Purchaser may elect to further extend the Closing Date by up to fifteen (15) days (the “Second Closing Extension”), by delivering written notice to Seller no later than five (5) business days prior to the then-scheduled Closing Date (the “Second Closing Extension Notice”), and depositing the Second Closing Extension Deposit with the Title Company within one (1) business day of delivering the Second Closing Extension Notice. In the event the Closing does not occur on or before the Closing Date, the Title Company shall, unless it is notified by both Seller and Purchaser to the contrary within three (3) days after the Closing Date, or as may be provided elsewhere in this Agreement, return to the depositor thereof items (other than the Initial Deposit and the Extension Deposits (if applicable), which shall be disbursed in accordance with the terms herein) which were deposited thereunder; any such return shall not, however, relieve either party of any liability it may have for its wrongful failure to close. At Closing, Seller and Purchaser shall perform their respective obligations set forth in Sections 4.2 and 4.3 hereof, the performance of which obligations shall be concurrent conditions.

4.2 Seller’s Obligations at Closing. Not later than one (1) business day prior to the Closing Date, Seller shall deliver to the Title Company:

(a) a duly executed deed (the “Deed”) to the Real Property substantially in the same form as Exhibit J attached hereto, conveying to Purchaser title to the Real Property, subject only to the Permitted Exceptions;

(b) one (1) duly executed counterpart (which may be by .pdf) of a bill of sale in the form of Exhibit C attached hereto, conveying the Personal Property to Purchaser;

(c) one (1) duly executed counterpart (which may be by .pdf) of an assignment and assumption agreement as to the Leases in the form of Exhibit D attached hereto;

(d) one (1) duly executed counterpart (which may be by .pdf) of an assignment and assumption agreement as to the Intangibles in the form of Exhibit E attached hereto;

(e) a duly executed notice to tenants (which may be by .pdf) in the form of Exhibit F attached hereto (a “Tenant Notice Letter”), which Purchaser shall countersign and Seller shall send to each of the tenants under the Leases in accordance with Section 10.20 herein informing such tenants of the sale of the Property and directing that all rent and other sums payable under the Leases after the Closing shall be paid as set forth in the notice;

(f) one (1) duly executed affidavit (which may be by .pdf) by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act in the form of Exhibit G attached hereto, and, if required, a duly executed original California state Form 593 certificate sufficient to exempt Seller from any California state withholding requirement with respect to the sale contemplated by this Agreement;

(g) an updated “Rent Roll” (as hereinafter defined) dated no earlier than three (3) Business Days prior to the Closing, certified by Seller to be the rent roll used in the ordinary course of Seller’s ownership of the Property;

(h) an owner’s affidavit (and gap indemnity in favor of Title Company in form and substance approved by Title Company if the recording date of the Deed is not the Closing Date) in the form of Exhibit K attached hereto; and

(i) such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller.

At the Closing, Seller shall deliver to Purchaser possession and occupancy of the Property, subject to the Leases and Permitted Exceptions and the parties will make mutually satisfactory arrangements for the delivery to Purchaser (to the extent they are then in Seller’s or its agents’ possession) of (a) the lease files, drawings, plans, maintenance records, invoices, reports, keys to all locks, access codes and/or passwords, and control devices to all building equipment and systems, if any, (b) all transferrable unexpired warranties and guarantees received in connection with any work or services performed exclusively with respect to, or equipment installed in, the Improvements on the Property, and (c) all Due Diligence Items. Purchaser shall reasonably cooperate with Seller, at no out of pocket cost to Purchaser, for a period of five (5) years after the Closing in case of Seller’s need in response to any legal requirements, tax audits, tax return preparation or litigation threatened or brought against Seller, by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times during normal business hours to examine and make copies of any and all instruments, files and records turned over by Seller to Purchaser at Closing, which right shall survive the Closing; provided, that Seller shall not permitted to exercise such right more than two (2) times in twelve (12) month period.

4.3 Purchaser’s Obligations at Closing. Not later than one (1) business day prior to Closing (except as to the “Closing Payment” (as hereinafter defined), which shall be delivered no later than 12:00 noon (Pacific time) on the Closing Date), Purchaser shall deliver to Title Company:

(a) the full amount of the Purchase Price, subject to prorations and adjustments as herein provided, in immediately available wire transferred US funds, it being agreed that at Closing, the Initial Deposit and the Additional Deposit (and the Extension Deposits, if applicable) shall be applied towards payment of the Purchase Price and delivered to Seller (the amount to be paid under this Section 4.3(a) being herein called the “Closing Payment”);

(b) one (1) duly executed counterpart of the instruments described in Sections 4.2(b), 4.2(c), 4.2(d) and 4.2(e) hereof (which may be by .pdf); and

(c) such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser.

4.4 Title Company’s Obligations at Closing. At Closing, Title Company shall:

(a) record the Deed and deliver the Title Policy to Purchaser;

(b) pay the Purchase Price (as adjusted in accordance with this Agreement) to Seller or as Seller directs in writing, by wire transfer of immediately available federal funds;

(c) deliver to Seller and Purchaser one (1) fully executed counterpart of the instruments described in Sections 4.2(b), 4.2(c), 4.2(d) and 4.2(e) hereof; and

(d) deliver to Seller and Purchaser their respective settlement statements prepared by Title Company and approved by Seller and Purchaser, as applicable, not less than one (1) business day prior to the Closing.

4.5 Credits and Prorations.

(a) The following shall be apportioned with respect to the Property as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs:

(i) rents, if any, as and when collected (the term “rents” as used in this Agreement includes all payments (e.g. CAM, NNN, etc.) due and payable by tenants under the Leases);

(ii) taxes (including personal property taxes on the Personal Property) and assessments levied against the Property;

(iii) intentionally omitted;

(iv) gas, electricity and other utility charges for which Seller is liable, if any, such charges to be apportioned at Closing of the basis of the most recent meter readings occurring prior to Closing; and

(v) any other accrued or prepaid operating expenses for the Property and, to the extent customarily prorated between a purchaser and a seller in the area in which the Property is located, any other items pertaining to the Property.

(b) Notwithstanding anything contained in the foregoing provisions:

(i) At Closing, (A) Seller shall, at Seller’s option, either deliver to Purchaser any and all security deposits actually held by Seller pursuant to the Leases or credit to the account of Purchaser the unapplied amount of such security deposits, and (B) at Purchaser’s option, Purchaser shall either credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property, in which case Purchaser shall be entitled to receive and retain such refundable cash or other deposits, or Purchaser may deposit cash or other deposits with the utility companies which Purchaser is using at the Property, in which case Seller shall be entitled to receive and retain its refundable cash and other deposits.

(ii) Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments for the current year have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and, if any, 100% of penalties, late charges and interest due; and Purchaser shall pay the taxes and assessments which relates to the period after Closing, but prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the most recent ascertainable numbers, subject to adjustments upon the availability of exact amount of taxes and assessment after Closing.

(iii) Charges referred to in Section 4.5(a) hereof which are payable by any tenant to a third party (whether pursuant to the terms of the applicable Lease or otherwise) shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges unpaid and Purchaser shall look solely to the tenant responsible therefor for the payment of the same. If Seller shall have paid any of such charges on behalf of any tenant, and shall not have been reimbursed therefor by the time of Closing, Purchaser shall credit to Seller an amount equal to all such charges so paid by Seller.

(iv) Seller shall receive the entire advantage of any discounts for the prepayment by it of any taxes, water rates or sewer rents.

(v) As to gas, electricity and other utility charges referred to in Section 4.5(a)(iv) hereof, Seller may on written notice to Purchaser elect to pay one or more of all of said items accrued to the Closing Date directly to the person or entity entitled thereto, and to the extent Seller so elects, such items shall not be apportioned hereunder, and Seller’s obligation to pay such item directly in such case shall survive the Closing.

(vi) Intentionally omitted.

(vii) Purchaser shall be responsible for the payment of (A) all Tenant Inducement Costs (as hereinafter defined) and leasing commissions which become due and payable after Closing as a result of any renewals or modifications of the Leases, or any new Leases, approved or deemed approved in accordance with Section 5.4(b) hereof, between the Effective Date and the date of Closing, and (B) all Tenant Inducement Costs and leasing commissions which become due and payable from and after the date of Closing. If, as of the date of Closing, Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing. For purposes hereof, the term “Tenant Inducement Costs” shall mean any out-of-pocket payments required under any Leases to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment and club membership allowances.

(viii) Unpaid and delinquent rent collected by Seller and Purchaser after the date of Closing shall be delivered as follows: (a) if Seller collects any unpaid or delinquent rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (b) if Purchaser collects any unpaid or delinquent rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which Seller is entitled to hereunder relating to the period prior to the date of Closing. Rents and other charges and revenues that are delinquent (or payable but unpaid) as of the Closing Date shall not be prorated on the Closing Date. All rent received by Seller or Purchaser after the date of Closing shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity. If any rents are delinquent as of the Closing then Purchaser will make a good faith effort for a period of ninety (90) days after Closing to collect such delinquent rents, but Purchaser will not be obligated to institute any lawsuit or other formal collection procedures to collect delinquent rents. Seller shall have the right, after Closing, to proceed against tenants for all rental amounts allocable to the period of Seller’s ownership of the Property (provided that in no event shall Seller have any right to seek to evict the applicable tenant, terminate the applicable Lease or otherwise disturb such tenant’s occupancy). In the event that there shall be any rents or other charges under the Leases which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (such as year end common area expense reimbursements and the like), then any rents or charges of such type received by Purchaser or its agents or Seller or its agents subsequent to Closing shall, to the extent applicable to a period extending through the Closing, be prorated between Seller and Purchaser as of Closing and Seller’s portion thereof shall be remitted promptly to Seller by Purchaser.

(c) The provisions of this Section 4.5 shall survive Closing for a period of six (6) months.

4.6 Closing Costs. Seller shall pay (i) the fees of any counsel representing it in connection with this transaction; (ii) the transfer fees, documentary taxes, and related, similar transfer taxes; (iii) one-half (1/2) of any escrow fee which may be charged by Title Company; (iv) the fees for recording the Deed; and (v) the premium for the ALTA standard portion of the Title Policy in the amount of the Purchase Price (but excluding the cost of any extended coverage, any endorsements, and lender’s policy requested by Purchaser). Purchaser shall pay (i) the fees of any counsel representing Purchaser in connection with this transaction; (ii) for the cost of the any update or recertification of the Survey; (iii) the cost of any extended coverage to the Title Policy and any endorsements to the Title Policy; (iv) one-half (1/2) of any escrow fees charged by Title Company; and (v) all costs relating to obtaining any of Purchaser’s financing and any fees associated with obtaining the lender’s title policy in connection therewith. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

4.7 Conditions Precedent to Obligation of Purchaser. The obligations of Purchaser to consummate the transaction hereunder shall be subject to the following conditions, any or all of which may be waived by Purchaser in its sole and absolute discretion (individually and collectively, as the context may require “Purchaser’s Conditions Precedent”):

(a) Subject to Section 5.3, all of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

(b) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the Closing Date.

(c) On or before that date which is two (2) business days prior to the Closing Date, Seller shall have delivered to Purchaser an estoppel certificate, dated within thirty (30) days of the Closing Date, in the form as required under a tenant’s Lease, or if no such form is required under the tenant’s Lease, in substantially the form attached hereto as Exhibit B and incorporated herein, completed and duly executed by each tenant under a Lease at the Property (each, a “Tenant Estoppel Certificate” and collectively, the “Tenant Estoppel Certificates”). Purchaser shall have no right to object to a Tenant Estoppel Certificate solely because it limits one or more statements to the tenant’s knowledge or contains a general conditional statement such as “we reserve all rights” or “subject to our audit rights as set forth in the Lease.” Further, any Tenant Estoppel Certificates meeting the requirements of this Section 4.7(c) shall count towards the Tenant Estoppel Certificate requirement, unless it discloses any default beyond applicable notice or cure periods, by Seller not within Purchaser’s knowledge as of the end of the Inspection Period. Purchaser shall have right to approve completed Tenant Estoppel Certificates prior to delivery to tenants (provided that Purchaser shall review and approve or disapprove such Tenant Estoppel Certificates within three (3) business days of delivery (and failing to respond shall be deemed approved)). Seller will use commercially reasonable efforts to procure from each of the tenants under the Leases a completed and signed Tenant Estoppel Certificate, for delivery in accordance with this Section; provided, Seller’s obligation to use reasonable efforts to obtain the Tenant Estoppel Certificates as required above shall be limited to making requests therefor and reasonable follow-up, but shall not include the payment of any money, issuance of any default notices or any other extraordinary action by Seller.

(d) Purchaser shall have received or the Title Company shall be irrevocably and unconditionally committed to issuing the Title Policy.

Notwithstanding anything to the contrary herein, if Seller is unable to timely satisfy Purchaser’s Condition Precedents set forth above prior to the Closing Date, then, (i) Seller may, if it so elects and without any abatement in the Purchase Price, adjourn the Closing by delivering written notice(s) to Purchaser (a “Condition Precedent Extension Notice”) specifying such new Closing Date for such longer period as may be necessary to satisfy such Purchaser’s Condition Precedent (but in no event more than ten (10) business days), during which Seller shall use commercially reasonable efforts to satisfy Purchaser’s Conditions Precedent, (ii) with respect to the condition precedent for Tenant Estoppel Certificates in Section 4.7(c), Seller or Purchaser may, if it so elects and without any abatement in the Purchase Price, adjourn the Closing by delivering a Condition Precedent Extension Notice specifying such new Closing Date for such longer period as may be necessary to satisfy such Purchaser’s Condition Precedent (but in no event more than ten (10) business days, which may be extended an additional five (5) business days if not satisfied within such ten (10) business day period), and (iii) if, after any such extension, the Purchaser’s Conditions Precedent continue not to be satisfied (and Purchaser has not waived the same) or Seller does not elect such extension and, in either case, such failure of Purchaser’s Condition Precedent is not the result of Seller’s default hereunder, then Purchaser shall be entitled to either (a) terminate this Agreement by notice thereof to Seller (in which event the Purchaser shall be entitled to receive the Initial Deposit and the Additional Deposit (and Seller shall promptly deliver the Additional Deposit to Purchaser) and neither party shall have any further obligations hereunder, except those expressly stated to survive the termination hereof) or, (b) consummate the transaction contemplated by this Agreement.

4.8 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the following conditions, any or all of which may be waived by Seller in its sole and absolute discretion:

(a) Seller shall have received or the Title Company shall be irrevocably committed to disbursing to Seller the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

(b) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing.

(c) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date and, subject to Section 5.3, as of the Closing Date:

(a) Organization and Authority. Seller has been duly organized and is validly existing under the laws of Delaware. Seller has the full right, power and authority to enter into this Agreement and, to transfer all of the Property to be conveyed by Seller pursuant to this Agreement and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller. The person signing this Agreement on behalf of Seller is authorized to do so.

(b) Pending Actions. Seller has not received any written notices of any action, suit, or proceeding pending or threatened against Seller or the Property relating to or arising out of the ownership, management or operation of the Property, in any court judicial/quasi-judicial body or administrative body or before or by any federal, state, or municipal department, commission, board, bureau, or agency or other governmental instrumentality other than personal injury claims covered (except for the deductible or self-insured retention) by Seller’s insurance.

(c) Leases. Seller shall or has, (a) provided to Purchaser a true and materially complete copy of all documents constituting Leases; and (b) other than the Leases or as set forth in the Due Diligence Items, Seller has not, entered into any leases or other agreements that remain in effect granting third parties the right to occupy or an option to purchase all or any portion of the Property. There are no leases (or other agreements regarding occupancy) of space in the Property which will be in force on the Closing Date other than the Leases disclosed on the rent roll for the Property attached as Exhibit “I” (the “Rent Roll”); provided, for the avoidance of doubt, Seller does not represent that all amendments or modifications to such Leases are disclosed on the Rent Roll. The Rent Roll delivered or made available to Purchaser pursuant to the terms of this Agreement is that prepared in the ordinary course of Seller’s ownership of the Property. No rent is past due or delinquent as of the Effective Date except as identified in the Rent Roll or any aged receivables report included in the Due Diligence Items. To Seller’s knowledge, (a) all of the Leases are in full force and effect, (b) neither Seller nor any tenant is in monetary default or material non-monetary default under any of the Leases, except as set forth on the Rent Roll or any aged receivables report included in the Due Diligence Items, and (c) no tenant under any Lease has filed for bankruptcy. Prior to Closing, all common area maintenance and other reimbursable operating expenses for periods prior to the calendar year in which the Closing occurs have been finalized and settled with each respective tenant.

(d) Condemnation. Seller has not received any written notices of any pending condemnation proceedings relating to the Property and, to Seller’s knowledge, no condemnation proceedings relating to the Property are currently threatened in writing by any governmental agency having the power of eminent domain with respect to the Property.

(e) OFAC. Seller is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (iii) not an Embargoed Person (as hereinafter defined); to Seller’s knowledge, none of the funds or other assets of Seller constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; and to Seller’s knowledge, no Embargoed Person has any interest of any nature whatsoever in Seller (whether directly or indirectly). The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder.

(f) Compliance. Except as disclosed in the Due Diligence Items, Seller has received no written notice from any governmental authority of any violation or noncompliance of applicable laws at the Property which remains uncured.

(g) Service Contracts. Seller has not entered into any service contracts, equipment leasing contracts or other contracts relating to the ownership, operation or maintenance of the Property that will be binding on the Purchaser after the Closing.

(h) Consents; No Conflict. To Seller’s knowledge, Seller has obtained all consents and permissions related to the transactions herein contemplated and required under any covenant, agreement, encumbrance or applicable laws. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which Seller or the Property is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of Seller.

(i) Bankruptcy. Seller has not (i) filed a voluntary petition, or suffered the filing of any involuntary petition by Seller’s creditors, under the Federal Bankruptcy Code or any similar state or federal laws, (ii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets thereunder, or (iii) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets thereunder.

(j) Environmental Matters. The Due Diligence Items include the most recent third party final report in Seller’s possession or reasonable control relating to Hazardous Materials at or near the Property. Except as set forth in the Due Diligence Items, Seller has not received written notice from any governmental or quasi-governmental authority or agency having jurisdiction over the Property, and Seller has no knowledge, that the Property is in violation of any applicable environmental laws regarding Hazardous Materials at, under, in or on the Property that has not been cured and remediated. The term “Hazardous Materials” shall mean petroleum products, and any other hazardous waste or substance that has, as of the date hereof, been determined to be hazardous or a pollutant by the U.S. Environmental Protection Agency, the U.S. Department of Transportation, or any instrumentality authorized to regulate substances in the environment that has jurisdiction over the Property.

(k) Personal Property. Except as disclosed in the Due Diligence Items or as shown in the UCC filing records in the State of Delaware, Seller owns its Personal Property free and clear of all liens (other than liens that Seller shall cause to be satisfied or released at or prior to the Closing).

(l) Purchase Option. Neither Seller nor any of its affiliates has entered into any agreements currently in effect pursuant to which any party has any right of first refusal, option or other right to purchase all or any part of the Property (other than this Agreement).

(m) REA. With respect to that certain Amended and Restated Reciprocal Easement Agreement for Parking, Access, Landscaping and Drainage, recorded on June 21, 2019 as Instrument No. 20190593922 in the Official Records of Los Angeles County, California (the “REA”), there are no unrecorded amendments or modifications to the REA, and the REA is in full force and effect.

5.2 Knowledge Defined. References to the “knowledge” of Seller shall mean and be limited to the current actual knowledge of Kimberly Kanen (“Designated Employee”) of Seller, and shall not be construed, by imputation or otherwise, to refer to the knowledge of any property manager, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Designated Employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Seller hereby represents and warrants to Purchaser that the Designated Representative is a representative of Seller that is knowledgeable about the representations and warranties made herein (and that, to Seller’s knowledge, there is no other representative of Seller that has materially more knowledge about the representations or warranties made herein), but such Designated Employee shall have no personal liability with respect to the representations or any other matters under this Agreement.

5.3 Survival of Seller’s Representations and Warranties.

(a) If Seller becomes aware prior to the Closing that any of its representations and warranties are untrue or has materially changed that would have a material and adverse effect on the Property necessitating update and disclosure to Purchaser, then upon written notice to Purchaser (“Seller’s Update Notice”) Seller shall have the right and obligation to promptly update its representations and warranties to reflect the then current actual facts, status, conditions, or and circumstances. If Purchaser obtains actual knowledge (or is deemed to know in accordance with the last sentence of this paragraph) prior to Closing of any material breach or inaccuracy in Seller’s representations or warranties under this Agreement that would have a material and adverse effect on the Property, through Seller’s Update Notice, or through Purchaser’s own investigations, then as Purchaser’s sole remedy, Purchaser shall have the right to terminate this Agreement and receive a full refund of the Initial Deposit and the Additional Deposit and the Extension Deposits (if applicable) by written notice to Seller not later than five (5) business days after receiving Seller’s Update Notice or otherwise becoming aware of such breached or inaccurate representation or warranty. If Purchaser does not timely notify Seller of Purchaser’s election to terminate this Agreement as a consequence of Seller’s Update Notice or upon becoming aware that Seller’s representation or warranty is untrue or materially inaccurate, then Purchaser shall be deemed to have waived any right or remedy that it otherwise might have as a consequence thereof and the applicable representation or warranty shall be deemed modified accordingly. For the avoidance of doubt, (i) Seller shall have no liability, except as specifically stated to the contrary in this Section 5.3(a), for any misrepresentation or breach of warranty of which Purchaser becomes aware prior to Closing through Seller’s Update Notice or through Purchaser’s own investigations and (ii) all of Seller’s representations and warranties shall automatically be deemed modified to reflect any matters set forth in the Due Diligence Items or any other matters or information disclosed in writing to Purchaser or its agents, attorneys or representatives (including in any third party reports obtained by such persons) prior to the Closing.

(b) Except for matters that Purchaser obtains actual knowledge (or is deemed to know) of prior to Closing (which shall not survive the Closing), the representations and warranties of Seller set forth in Section 5.1 hereof shall survive Closing for a period of nine (9) months only (the “Survival Period”). No claim for a breach of any representation or warranty of Seller set forth in Section 5.1 hereof shall be actionable or payable unless the amount of such claim or claims, individually or in the aggregate, exceeds $75,000, written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of the Survival Period and an action shall have been commenced by Purchaser against Seller within thirty (30) days after the expiration of the Survival Period. In no event shall Seller’s aggregate liability to Purchaser under this Agreement or any of the documents to be delivered by Seller to Purchaser pursuant to the terms hereof, including, without limitation, any breach of the representations and warranties of Seller in this Agreement, exceed an amount equal to two and one-half percent (2.5%) of the Purchase Price (the “Cap”); provided that, the Cap shall not include amounts payable pursuant to Section 8.1 or Section 10.24 or if it is determined by a court of competent jurisdiction that Seller committed fraud with respect to the transaction contemplated under this Agreement.

5.4 Covenants of Seller. Seller hereby covenants to Purchaser as follows:

(a) From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the Closing Date hereof and Seller shall maintain its existing insurance coverage covering Property casualty and liability; provided, Seller shall not be obligated in any instance to make any capital repairs.

(b) A copy of any renewal or modification of any Leases or any new Lease which Seller wishes to execute between the Effective Date and the date of Closing, including a statement of all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith, will be submitted to Purchaser prior to execution by Seller. Seller shall not, without prior written consent of Purchaser, which consent may be granted or withheld (i) in Purchaser’s reasonable discretion prior to the expiration of the Inspection Period (it being agreed that Purchaser is under no obligation to approve any renewal or modification of any Lease that would provide for any extension of the existing term under such Lease or any new Lease, and that such disapproval shall be deemed to be reasonable under this clause (i)) and (ii) in Purchaser’s sole and absolute discretion after expiration of the Inspection Period, enter into any new tenant lease agreements, lease extensions or other similar use agreements (including, without limitation, any amendment, renewal, expansion or modification to, or termination of, any existing Lease); provided, however, that the foregoing shall not apply to any right exercised by a tenant pursuant to the terms of its lease which Seller does not have approval or consent rights over. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs, leasing commissions or other expenses, including legal fees, incurred by Seller pursuant to a renewal or a modification or a new Lease approved by Purchaser. Seller shall use commercially reasonable efforts to timely comply with all of its obligations in all material respects under the Leases.

(c) Seller shall not, without prior written consent of Purchaser, which consent may be granted or withheld in Purchaser’s sole and absolute discretion, enter into any service contract that will be binding on Purchaser after Closing.

(d) Seller shall promptly deliver to Purchaser copies of any material written notices or correspondence received by Seller relating to (i) new taxes, assessments or changes in a tax rate at the Property, (ii) claims of violations at the Property from any governmental authority, (iii) any takings at the Property and (iv) any violations of any reciprocal easement or use agreements affecting the Property, in each case, other than any Excluded Documents.

(e) Seller shall not intentionally record or permit to be recorded any liens or other encumbrances to be placed on the title of the Property.

(f) Seller agrees not to transfer or remove any Personal Property from the Property after the Effective Date except for repair or replacement thereof or disregarding obsolete items in the ordinary course. Any items of Personal Property replaced after the Effective Date shall be promptly installed prior to Closing and shall be of substantially similar quality to the item of Personal Property being replaced.

(g) If requested by Purchaser, Seller shall use commercially reasonable efforts (without the obligation to expend any funds) to (i) obtain estoppel certificates from any owners’ associations (including the Gateway Corporate Center Association) in a form reasonably acceptable to Purchaser, and (ii) obtain a subordination non-disturbance and attornment agreement from any tenants under Leases prior to the Closing Date in the form requested by Purchaser; provided, however, that in no event shall the failure to obtain any such estoppel or subordination non-disturbance and attornment agreement be a default or breach by Seller hereunder, be a condition precedent to Purchaser’s obligations to close hereunder, extend the Closing Date, or otherwise be a reason for Purchaser to terminate this Agreement.

5.5 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller:

(a) ERISA. Purchaser is not (and, throughout the period transactions are occurring pursuant to this Agreement, Purchaser will not be) and Purchaser is not acting on behalf of (and throughout the period transactions are occurring pursuant to this Agreement, Purchaser will not be acting on behalf of) an “employee benefit plan” as defined in Section 3(3) of the US Employee Retirement Income Security Act (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code, or an entity deemed to hold the plan assets of any of the foregoing pursuant to 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

(b) Organization and Authority. Purchaser has been duly organized and is validly existing under the laws of Delaware. Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser’s obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, effected. The person signing this Agreement on behalf of Purchaser is authorized to do so.

(c) Pending Actions. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could interfere with the consummation of the transaction contemplated by this Agreement.

(d) OFAC. Purchaser and each person or entity owning an interest in Purchaser is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the OFAC and/or on any other similar List, (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (iii) not an “Embargoed Person”, to Purchaser’s actual knowledge, none of the funds or other assets of Purchaser constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person, and to Purchaser’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in Purchaser (whether directly or indirectly).

(e) Consents; No Conflict. To Purchaser’s knowledge, Purchaser has obtained all consents and permissions related to the transactions herein contemplated and required under any covenant, agreement, encumbrance or applicable laws. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which Purchaser is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser.

(f) Bankruptcy. Purchaser has not (i) filed a voluntary petition, or suffered the filing of any involuntary petition by Seller’s creditors, under the Federal Bankruptcy Code or any similar state or federal laws, (ii) suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser’s assets thereunder, or (iii) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets thereunder.

5.6 Survival of Purchaser’s Representations and Warranties. The representations and warranties of Purchaser in this Agreement shall survive the Closing for a period of nine (9) months.

ARTICLE VI

DEFAULT

6.1 Default by Purchaser. IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED DUE TO ANY MATERIAL DEFAULT BY PURCHASER HEREUNDER, THEN SELLER SHALL RETAIN AN AMOUNT EQUAL TO THE INITIAL DEPOSIT AND THE ADDITIONAL DEPOSIT (AND THE EXTENSION DEPOSITS, IF APPLICABLE) AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO PURCHASER’S DEFAULT HEREUNDER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE INITIAL DEPOSIT AND THE ADDITIONAL DEPOSIT (AND THE EXTENSION DEPOSITS, IF APPLICABLE) IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT PURCHASER’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS HEREOF.

SELLER:	PURCHASER:

6.2 Default by Seller. In the event that Seller fails to consummate this Agreement due to any material default by Seller, Purchaser may, as Purchaser’s sole and exclusive remedy, (a) terminate this Agreement, in which case (i) the Initial Deposit and the Additional Deposit (and the Extension Deposits, if applicable) shall be returned to Purchaser, and (ii) Seller shall reimburse Purchaser for its “Out of Pocket Costs” (as hereinafter defined) in an amount not to exceed $75,000, or (b) enforce specific performance of this Agreement against Seller, provided that any action for specific performance must be brought no later than forty-five (45) days after the scheduled Closing Date. Whether or not this Agreement is terminated, Seller shall not be responsible for the payment of any damages prior to, upon, or following the Closing. As used herein, the term “Out of Pocket Costs” shall mean the documented costs and expenses incurred by Purchaser and charged by third parties in connection with Purchaser’s negotiations with Seller and Purchaser’s due diligence investigations relating to the proposed acquisition of the Property.

ARTICLE VII

RISK OF LOSS

7.1 Minor Damage. In the event of condemnation, loss or damage to the Property or any portion thereof which is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs, or, at Seller’s option, assigns to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs (but in no event more than sixty (60) days). If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.2 Major Damage. In the event of a “major” condemnation, loss or damage, either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Initial Deposit and the Additional Deposit and the Extension Deposits (if applicable) shall be returned to Purchaser. If neither Seller nor Purchaser elects to terminate this Agreement within ten (10) business days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs (but in no event more than sixty (60) days). If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.3 Definition of “Major” Loss or Damage. For purposes of Sections 7.1 and 7.2 hereof, “major” condemnation, loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof occurring after the Effective Date and prior to Closing such that the cost of repairing or restoring the Property to a condition substantially identical to that of the Property prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than One Million and No/100 Dollars ($1,000,000.00), and (ii) any loss due to a condemnation which (x) materially impairs the current use of the Property, or (y) causes a zoning violation (that is not grandfathered or waived). If Purchaser does not give notice to Seller of Purchaser’s reasons for disapproving an architect within ten (10) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.

ARTICLE VIII

COMMISSIONS

8.1 Brokerage Commissions. Pursuant to a separate agreement if, and only if, Closing occurs hereunder, Seller shall pay Jones Lang LaSalle Brokerage, Inc. for its service as Purchaser’s broker in this transaction.   Except as provided in this Section 8.1, neither party has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any other licensed real estate broker or other person who can claim a commission or finder’s fee as a procuring cause of the sale contemplated herein.  In the event that any other broker or finder perfects a claim for a commission or finder’s fee based upon any contract, dealings or communication with either Seller or Purchaser, then such party shall indemnify, defend and hold the other harmless from all costs and expenses (including reasonable attorneys’ fees and costs of defense) incurred in connection with such claim. The provisions of this Section 8.1 shall survive Closing or earlier termination of this Agreement.

ARTICLE IX

DISCLAIMERS AND WAIVERS

9.1 No Reliance on Documents. Except as expressly set forth in Section 5.1 herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report or in verbal communication.

9.2 Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5.1 OF THIS AGREEMENT AND THE DOCUMENTS DELIVERED BY SELLER TO PURCHASER AT CLOSING, SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR THE DOCUMENTS DELIVERED BY SELLER TO PURCHASER AT CLOSING. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY OR ANY SELLER’S PROPERTY DISCLOSURE STATEMENT (SPDS)) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR THE DOCUMENTS DELIVERED BY SELLER TO PURCHASER AT CLOSING. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE CLOSING DATE, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER AND SELLER SHALL NOT BE LIABLE TO PURCHASER FOR SUCH CLEAN-UP, REMOVAL OR REMEDIATION. AS PART OF THE PROVISIONS OF THIS SECTION, BUT NOT AS A LIMITATION THEREON, PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND PURCHASER HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE CONFERRED UPON IT, BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAW, RULES OR REGULATIONS.

PURCHASER HEREBY EXPRESSLY WAIVES AND RELINQUISHES ANY RIGHT OR BENEFIT WHICH PURCHASER HAS OR SHALL HAVE UNDER ANY COMMON LAW PRINCIPLE AS IT RELATES TO ANY RELEASED MATTERS, AND IN THIS CONNECTION PURCHASER ACKNOWLEDGES AND HEREBY EXPRESSLY AGREES THAT THIS AGREEMENT SHALL EXTEND TO ALL UNKNOWN, UNSUSPECTED AND UNANTICIPATED CLAIMS OR DAMAGES, AS WELL AS THOSE WHICH ARE NOW DISCLOSED, WITH RESPECT TO ANY RELEASED MATTERS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATIONS TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING. IT IS NOT CONTEMPLATED THAT THE PURCHASE PRICE WILL BE INCREASED IF COSTS TO PURCHASER ASSOCIATED WITH THE PROPERTY PROVE TO BE LESS THAN EXPECTED NOR WILL THE PURCHASE PRICE BE REDUCED IF THE PURCHASER’S PLAN FOR THE PROPERTY LEADS TO HIGHER COST PROJECTIONS.

THE FOREGOING WAIVER AND RELEASE IS INTENDED TO BE A FULL RELEASE OF ALL CLAIMS KNOWN AND UNKNOWN THAT PURCHASER HAS, MAY HAVE OR MAY EVER HAVE IN CONNECTION WITH THE PROPERTY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT. PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

PURCHASER ACKNOWLEDGES THAT THIS WAIVER AND RELEASE IS VOLUNTARY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE, AND IS GIVEN AS PART OF THE CONSIDERATION FOR THE AGREEMENTS SET FORTH HEREIN. PURCHASER EXPRESSLY ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE, WHICH IT NOW BELIEVES TO BE TRUE WITH RESPECT TO THE RELEASE OF CLAIMS. PURCHASER AGREES THAT THE FOREGOING RELEASE SHALL BE AND REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING SUCH DIFFERENT OR ADDITIONAL FACTS.

PURCHASER HAS BEEN ADVISED BY ITS LEGAL COUNSEL AND UNDERSTANDS THE SIGNIFICANCE OF THIS WAIVER OF SECTION 1542 RELATING TO UNKNOWN, UNSUSPECTED AND CONCEALED CLAIMS, AND PURCHASER HEREBY SPECIFICALLY ACKNOWLEDGES THAT PURCHASER HAS CAREFULLY REVIEWED THIS SUBSECTION AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL PART OF THIS AGREEMENT. BY ITS INITIALS BELOW, PURCHASER ACKNOWLEDGES THAT IT FULLY UNDERSTANDS, APPRECIATES AND ACCEPTS ALL OF THE TERMS OF THIS SUBSECTION AND RELEASE.

NOTWITHSTANDING ANYTHING TO THE CONTRARY, IN NO EVENT SHALL SELLER BE RELEASED FROM ANY CLAIMS WITH RESPECT TO SELLER’S OBLIGATIONS UNDER THIS AGREEMENT THAT EXPRESSLY SURVIVE THE CLOSING HEREUNDER OR SELLER’S EXPRESS OBLIGATIONS, IF ANY, UNDER THE CLOSING DOCUMENTS THAT SURVIVE THE CLOSING HEREUNDER, INCLUDING, WITHOUT LIMITATION, SELLER’S EXPRESS REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNITIES SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS THAT SURVIVE THE CLOSING HEREUNDER, IN EACH CASE, SUBJECT TO ANY LIMITATIONS SET FORTH IN THIS AGREEMENT.

PURCHASER:

9.3 Effect and Survival of Disclaimers. Seller and Purchaser acknowledge that the Property being sold subject to the provisions of this Article IX is a material condition of the transaction contemplated by this Agreement. Seller and Purchaser agree that the provisions of this Article IX shall survive Closing.

ARTICLE X

MISCELLANEOUS

10.1 Confidentiality. Purchaser and its representatives shall hold in confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that Purchaser may disclose such data and information to the employees, consultants, accountants and attorneys of Purchaser provided that Purchaser notifies such persons of this provision. In the event this Agreement is terminated or Purchaser materially defaults under this Agreement, Purchaser shall, at Seller’s written request, at no additional cost and expense to Purchaser (a) return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein, and (b) deliver, without representation or warranty of any kind or nature, copies of the results of and any reports for any and all third-party tests and studies of the Property in Purchaser’s possession or control (whether obtained from Seller or otherwise). In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. The provisions of this Section shall survive Closing.

10.2 Public Disclosure. Prior to Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller and their respective counsel.

10.3 Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

10.4 Assignment. Purchaser may not assign its rights under this Agreement (which shall be deemed to include any change of control of Purchaser or any transfer of a 50% or greater interest in Purchaser) without first obtaining Seller’s written approval, which approval may be given or withheld in Seller’s sole discretion; provided, however, that Purchaser shall have the right at Closing, without Seller’s prior consent but with no less than five (5) business days prior written notice to Seller, to assign its rights under this Agreement to an entity controlled by or under common control with Purchaser (a “Permitted Assignee”); provided that (i) such assignment shall be made without payment or consideration, (ii) the Permitted Assignee shall assume in writing all of Purchaser’s obligations hereunder pursuant to an assignment and assumption agreement between Purchaser and the Permitted Assignee (and Seller shall receive a copy of such assignment and assumption agreement) and (iii) no assignment by Purchaser shall relieve Purchaser of any of its obligations, indemnifications or liabilities pursuant to this Agreement.

10.5 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) e-mail transmission in each case sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith (provided, any notice given by (a), (b) or (c) shall also be sent by electronic mail). Notices given in accordance with this Section shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of e-mail transmission, upon electronic confirmation of receipt (provided that e-mail notices received after 5:00 p.m. local time in the location of the recipient shall be deemed received on the next following business day). Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:	BSP Senita Gateway Center, LLC
c/o Buchanan Street Partners
3501 Jamboree Road, Suite 4200
Newport Beach, California 92660
Attention: Timothy J. Ballard and Kimberly Kanen
Telephone: 949.717.3176
E-mail: tballard@buchananstreet.com; kkanen@buchananstreet.com

with a copy to:	DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, California 92121
Attention: Skyler Anderson, Esq.
Telephone: 619.699.2791
E-mail: skyler.anderson@us.dlapiper.com

If to Purchaser:	NEWEGG INC.
17560 Rowland Street
City of Industry, CA 91748
Attn: Legal Department
Telephone: __________________
E-mail: legal@newegg.com

with a copy to:	Holland & Knight LLP
1901 Avenue of the Stars, Suite 1200
Los Angeles, California 90067
Attention: Eric B. Shortz, Esq. and Doug Merkel, Esq.
Telephone: (310) 201-8978
E-mail: eric.shortz@hklaw.com; doug.merkel@hklaw.com

10.6 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

10.7 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5:00 p.m., Pacific Time. Time is of the essence of each and every provision of this Agreement.

10.8 Successors and Assigns. Subject to Section 10.4, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

10.9 Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

10.10 Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior to Closing or following the Closing Date, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement (but without expanding the obligations or liability of either party hereunder in any material manner). The provisions of this Section shall survive Closing.

10.11 Counterparts. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement. This Agreement may be executed by exchange of faxed signatures or signatures delivered via emailed PDF file. Signatures delivered via either such method shall be treated as original signatures.

10.12 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

10.13 Applicable Law. THIS AGREEMENT IS PERFORMABLE IN THE STATE IN WHICH THE PROPERTY IS LOCATED AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF SUCH STATE, PROVIDED, HOWEVER, UNDER APPLICABLE CHOICE OF LAW PRINCIPLES SUBSTANTIVE STATE LAW IS INTENDED TO SUPERSEDE AND CONTROL OVER SUBSTANTIVE FEDERAL LAWS. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT. VENUE FOR ANY SUCH PROCEEDINGS BETWEEN SELLER AND PURCHASER SHALL BE IN LOS ANGELES COUNTY, STATE OF CALIFORNIA.

10.14 No Third-Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party (including, without limitation, the Title Company and any broker), and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing. The provisions of this Section shall survive the closing of the transaction contemplated by this Agreement.

10.15 Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

(a) Exhibit A – Legal Description of the Land

(b) Exhibit B – Form of Tenant Estoppel Certificate

(c) Exhibit C – Bill of Sale

(d) Exhibit D – Assignment and Assumption of Leases

(e) Exhibit E – Assignment of Warranties and Intangibles

(f) Exhibit F – Notice to Tenants

(g) Exhibit G – Certificate of Non-Foreign Status

(h) Exhibit H – Due Diligence Items

(i) Exhibit I – Rent Roll

(j) Exhibit J – Form of Deed

(k) Exhibit K – Owner’s Affidavit

10.16 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

10.17 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

10.18 Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

10.19 Survival. Except as expressly provided herein to the contrary, the representations, warranties, covenants, terms and provisions of this Agreement shall be merged into the execution and delivery of the Deed and shall not survive the Closing.

10.20 Tenant Notification Letter. Within two (2) calendar days after the Closing, Seller shall deliver to each of the tenants under the Leases a Tenant Notice Letter. The provisions of this Section 10.20 shall survive Closing.

10.21 Title Company’s Agreement. Title Company, as escrow agent, is executing this Agreement to confirm its agreement to serve as escrow agent hereunder in accordance with the terms set forth in this Agreement and the supplementary instructions referenced in Section 1.7 hereof.

10.22 Jury Waiver. TO THE FULLEST EXTENT PERMITTED BY LAW, PURCHASER AND SELLER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) OF ANY KIND WHATSOEVER BETWEEN PURCHASER AND SELLER ARISING OUT OF OR IN ANY WAY RELATED TO THE PROPERTY OR THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO SELLER ENTERING INTO AND PERFORMING ITS OBLIGATIONS UNDER THIS AGREEMENT.

SELLER:	PURCHASER:

10.23 Exculpation. No member or manager of Seller nor any officer, director or shareholder of any member or manager thereof, nor any principal, agent, officer, director or employee of Seller’s manager or of the property manager of the Property shall have any personal liability directly or indirectly, under this Agreement or any closing documents, and Purchaser and Purchaser’s successors and assigns shall look solely to the assets of Seller for the payment of any claim or for any performance hereunder, and Purchaser hereby waives any and all claims for personal liability against any and all members, managers, officers, directors, shareholders and principals of each of Purchaser, Purchaser’s manager and the property manager of the Property and any employee or agent of the foregoing.

10.24 Attorney’s Fees. In the event of any litigation arising out of this Agreement, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, reasonably attorneys’ fees.

10.25 1031 Exchange. Purchaser and Seller agree that either of them may elect to attempt to cause the transaction contemplated by this Agreement to be structured as an exchange of like-kind properties under Section 1031 of the Code and the regulations and proposed regulations thereunder (a “1031 Exchange”). If either party (the “Exchanging Party”) wishes to make such election, it must provide the other party (the “Cooperating Party”) with written notice of the same not less than twenty (20) days before the Closing Date. If either Purchaser or Seller timely gives such notice, the Cooperating Party shall cooperate as reasonably requested with the Exchanging Party to execute reasonable and customary documents to consummate the purchase and sale of the Property by means of a 1031 Exchange as described below; provided, however, that (i) the Exchanging Party shall bear all cost and expense thereof, (ii) the exchange transaction shall be structured to occur between the Exchanging Party and a third party acting as the qualified intermediary (as such phrase is defined in applicable regulations issued under the Code) engaged by the Exchanging Party (the “Intermediary”), (iii) the Cooperating Party’s cooperation shall be limited to its consent to the assignment by Exchanging Party of all of Exchanging Party’s rights (but not its obligations) under this Agreement to the Intermediary and other actions incident to the form of such an exchange transaction that are reasonably requested by the Exchanging Party, and (iv) in no event shall the obligation of Purchaser or Seller to complete the Closing as otherwise provided for in this Agreement be subject to the structuring of the transaction as a 1031 Exchange. The Exchanging Party shall: (1) promptly reimburse the Cooperating Party for any reasonable third party expenses incurred by the Cooperating Party in connection with the proposed exchange and (2) indemnify, defend and hold harmless the Cooperating Party from any liability to third parties (including, but not limited to, the Intermediary) arising out of its cooperation with the proposed exchange, and such reimbursement and indemnification obligations shall survive Closing or the termination of this Agreement.

10.26 California Provisions. In the event of any inconsistency between the provisions of this Section 10.26 and the remainder of this Agreement, the provisions of this Section 10.26 shall control:

(a) Seller and Purchaser acknowledge that the Disclosure Statutes (as defined below) provide that a seller of real property must make certain disclosures regarding certain natural hazards potentially affecting the property, as more particularly provided therein. As used in this Agreement, “Disclosure Statutes” means, collectively, California Government Code Sections 8589.3, 8589.4 and 51183.5, California Public Resources Code Sections 2621.9, 2694 and 4136 and any other statutes that require Seller to make disclosures concerning the Property. By execution of this Agreement, Seller instructs Title Company to deliver to Purchaser (and if Title Company fails to deliver, Purchaser shall request from Title Company) a Natural Hazard Disclosure Report for the Property (the “Report”). Purchaser hereby agrees as follows with respect to the Disclosure Statutes and the Report: (i) the delivery of the Report to Purchaser shall be deemed to satisfy all obligations and requirements of Seller under the Disclosure Statutes; (ii) Seller shall not be liable for any error or inaccuracy in, or omission from, the information in the Report; and (iii) the Report is being furnished by Seller for purposes of complying with the Disclosure Statutes and shall not be deemed to constitute a representation or warranty by Seller as to the presence or absence in, at or around of the Property of the conditions that are the subject of the Disclosure Statutes. Purchaser acknowledges and agrees that nothing contained in the Report releases Purchaser from its obligation to fully investigate and satisfy itself with the condition of the Property prior to the expiration of the Inspection Period, including, without limitation, whether the Property is located in any Natural Hazard Area. Purchaser further acknowledges and agrees that the matters set forth in the Report may change on or prior to the Closing and that Seller has no obligation to update, modify or supplement the Report. Purchaser is solely responsible for preparing and delivering its own Report to subsequent prospective purchasers of the Property.

(b) In accordance with the requirements of California Civil Code Section 1101.5(e), Seller hereby discloses to Purchaser the following: (1) California Civil Code Section 1101.5(a) provides as follows: “On or before January 1, 2019, all noncompliant plumbing fixtures in any multifamily residential real property and in any commercial real property shall be replaced with water-conserving plumbing fixtures”; and (2) to Seller’s knowledge, the Property does not have any such noncompliant plumbing fixtures.

(c) Seller and Purchaser each expressly waive the provisions of California Civil Code Section 1662 and hereby agree that the provisions of Article VII shall govern the parties’ obligations in the event of any damage or destruction to the Property or the taking of all or any part of the Property, as applicable.

(d) IF THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 6.1, THE PARTIES ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY PURCHASER UNDER THIS AGREEMENT WILL BE DIFFICULT TO ASCERTAIN, AND THAT SUCH LIQUIDATED DAMAGES REPRESENT THE PARTIES’ BEST ESTIMATE OF SUCH DAMAGES. SUCH RETENTION OF THE INITIAL DEPOSIT AND THE ADDITIONAL DEPOSIT (AND THE EXTENSION DEPOSITS, IF APPLICABLE) BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTION 3275 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR PROVISION.

SELLER:	PURCHASER:

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

BSP SENITA GATEWAY CENTER, LLC,

a Delaware limited liability company

By:	BSP Senita Realty Investors, LLC,
a Delaware limited liability company
Its: Sole Member

By:	BSP Senita Manager, LLC,
a Delaware limited liability company
Its: Manager

By:	/s/ Timothy J. Ballard
Name:	Timothy J. Ballard
Its:	President

NOTE: Seller must initial Sections 6.1, 10.22 and 10.26

[Signature Pages Continue]

PURCHASER:

NEWEGG INC.,

a Delaware corporation

By:	/s/ Anthony Chow
Name:	Anthony Chow
Title:	Chief Executive Officer

NOTE: Purchaser must initial Sections 1.5, 6.1, 9.2, 10.22 and 10.26

[Signature Pages Continue]

JOINDER BY TITLE COMPANY

FIDELITY NATIONAL TITLE INSURANCE COMPANY, referred to in this Agreement as the “Title Company”, hereby acknowledges that it received this Agreement executed by Seller and Purchaser as of April 21, 2023, and accepts the obligations of the Title Company as set forth herein.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:
Name:
Title:

Exhibit A

LEGAL DESCRIPTION OF THE LAND

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF DIAMOND BAR IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 2 AND A FIFTY PERCENT (50%) TENANT-IN-COMMON OWNERSHIP INTEREST IN PARCEL A OF PARCEL MAP NO. 74368, FILED ON JULY 18, 2018 IN BOOK 398, PAGES 53 AND 54 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM ALL OIL, GAS AND OTHER HYDROCARBON AND MINERALS NOW OR AT ANY TIME HEREAFTER SITUATED THEREIN AND THEREUNDER, TOGETHER WITH THE EXCLUSIVE RIGHT TO DRILL FOR, PRODUCE, EXTRACT, TAKE AND MINE THEREFROM, SUCH OIL, GAS AND OTHER HYDROCARBONS AND MINERALS, AND TO STORE THE SAME UPON THE SURFACE OF SAID LAND, OR BELOW THE SURFACE OF SAID LAND, TOGETHER WITH THE RIGHT TO STORE UPON THE SURFACE OF SAID LAND, OIL, GAS AND OTHER HYDROCARBONS AND MINERALS WHICH MAY BE PRODUCED FROM OTHER LAND, WITH THE RIGHT OF ENTRY THEREON FOR SAID PURPOSES AND WITH THE RIGHT TO CONSTRUCT, USE, MAINTAIN, ERECT, REPAIR, REPLACE AND REMOVE THEREON AND THEREFROM ALL PIPE LINES, TELEPHONE AND TELEGRAPH LINES, TANKS, MACHINERY, BUILDINGS AND OTHER STRUCTURES, WHICH MAY BE NECESSARY AND REQUISITE TO CARRY ON OPERATION ON SAID LAND, WITH THE FURTHER RIGHT TO ERECT, MAINTAIN, OPERATE AND REMOVE A PLANT WITH ALL NECESSARY APPURTENANCES FOR THE EXTRACTION OF GASOLINE FROM GAS, INCLUDING ALL RIGHT NECESSARY OR CONVENIENT THERETO, AS RESERVED IN DEED, FROM TRANSAMERICA DEVELOPMENT COMPANY, A CORPORATION RECORDED MARCH 29, 1968 IN BOOK D3955, PAGE 185, OFFICIAL RECORDS, AND RE-RECORDED JUNE 19, 1969 IN BOOK D4407, PAGE 591, OFFICIAL RECORDS.

BY QUITCLAIM DEED RECORDED OCTOBER 9, 1981 AS INSTRUMENT NO. 81-1004553, TRANSAMERICA DEVELOPMENT COMPANY, A CORPORATION FORMERLY CAPITAL COMPANY, A CORPORATION RELEASED AND SURRENDERED TO THE DIAMOND BAR DEVELOPMENT CORPORATION, A CORPORATION, THE SURFACE RIGHT TO SAID LAND FOR A DISTANCE OF NOT MORE THAN 500 FEET IN DEPTH AND NOTHING THEREIN CONTAINED SHALL IN ANY WAY BE CONSTRUED TO PREVENT, HINDER OR DELAY THE FREE AND UNLIMITED RIGHT TO MINE, DRILL, BORE, OPERATE AND REMOVE FROM BENEATH THE SURFACE OF SAID LAND OR LANDS, AT ANY LEVEL OR LEVELS 500 FEET OR MORE BELOW THE SURFACE OF SAID LAND, FOR THE PURPOSE OF DEVELOPMENT OR REMOVAL OF ALL OIL, GAS, MINERALS AND OTHER HYDROCARBONS SITUATED THEREIN OR THEREUNDER, OR PRODUCIBLE THEREFROM, TOGETHER WITH ALL WATER NECESSARY IN CONNECTION PRODUCIBLE THEREFROM TOGETHER WITH ALL WATER NECESSARY IN CONNECTION WITH ITS DRILLING OR MINING OPERATING THEREUNDER.

A-1

ALSO EXCEPT FROM THAT PORTION OF SAID LAND INCLUDING WITHIN THE BOUNDARIES OF THE LAND DESCRIBED IN THE DEED FROM UNIVERSITY OF REDLANDS, ET AL., RECORDED DECEMBER 28, 1950, IN BOOK 35179, PAGE 74, OFFICIAL RECORDS, AN AGGREGATE OF ONE-FOURTH OF ALL OIL, GAS AND CASINGHEAD GAS AND OTHER HYDROCARBON SUBSTANCES AND MINERALS IN, ON OR UNDER THE SURFACE OF SAID PREMISES, IT BEING THE INTENTION THAT EACH GRANTOR THEREBY RESERVES IN SEVERALTY, A FRACTIONAL PART OF SAID ONE-FOURTH CORRESPONDING EXACTLY WITH THE RESPECTIVE INTERESTS OF THE GRANTORS SET FORTH FOLLOWING THEIR NAMES IN THE DEED, AS RESERVED IN THE DEED FROM UNIVERSITY OF REDLANDS, A CORPORATION, ET AL., TO BARTHOLOMAE CORPORATION, A CORPORATION, RECORDED DECEMBER 28, 1950 IN BOOK 35179, PAGE 74, OFFICIAL RECORDS.

ALSO EXCEPT THEREFROM ALL OIL, GAS AND OTHER HYDROCARBONS AND MINERALS NOW OR AT ANY TIME HEREAFTER SITUATED IN SAID LAND OR THEREUNDER OR PRODUCIBLE THEREFROM, TOGETHER WITH THE FREE AND UNLIMITED RIGHT TO MINE, STORE, DRILL AND BORE BENEATH THE SURFACE OF SAID LAND AT ANY LEVEL OR LEVELS FIVE HUNDRED (500) FEET OR MORE BELOW THE SURFACE OF SAID LAND, FOR THE PURPOSE OF DEVELOPING OR REMOVAL OF SUCH SUBSTANCES, PROVIDED THAT THE SURFACE OPENING OF SUCH WELL AND ALL OTHER SURFACE FACILITIES SHALL BE LOCATED ON LAND OTHER THAN THAT DESCRIBED HEREIN AND SHALL NOT PENETRATE ANY PART OR PORTION OF THE ABOVE DESCRIBED REAL PROPERTY WITHIN FIVE HUNDRED (500) FEET OF THE SURFACE THEREOF AND ALL OF THE RIGHTS SO TO REMOVE SUCH SUBSTANCES ARE HEREBY SPECIFICALLY RESERVED, INCLUDING THE RIGHT TO DRILL FOR, PRODUCE AND USE WATER FROM SAID REAL PROPERTY IN CONNECTION WITH SUCH OPERATIONS, AS EXCEPTED AND RESERVED BY TRANSAMERICA DEVELOPMENT COMPANY, A CORPORATION, FORMERLY CAPITAL COMPANY, A CORPORATION, DEED RECORDED JUNE 30, 1965 AS INSTRUMENT NO. 1027 IN BOOK D2959, PAGE 114, OFFICIAL RECORDS.

PARCEL 2:

THE EASEMENT APPURTENANT TO PARCEL 1 DESCRIBED ABOVE AS CONTAINED IN THE INSTRUMENT RECORDED APRIL 13, 1987 AS INSTRUMENT NO. 87-567650, SUBJECT TO AND UPON THE TERMS, COVENANTS AND CONDITIONS CONTAINED THEREIN.

A-2

Exhibit B

FORM OF TENANT ESTOPPEL CERTIFICATE

LANDLORD NAME HERE

Re: Tenant Lease for ______________ (“Tenant”)

21688 Gateway Center Drive

Diamond Bar, California 91765

Suite _________

Ladies and Gentlemen:

The undersigned hereby warrants and represents that with respect to our lease (the “Lease”) for certain premises located at 21688 Gateway Center Drive, Diamond Bar, California 91765 (the “Property”) and more particularly described in Schedule “A” attached hereto (the “Schedule”) the following is true and correct:

The Lease constitutes the entire agreement between the undersigned and the landlord thereunder with respect to the subject matter thereof and the Lease has not been modified, amended or supplemented in any way except by the amendments or other agreements described in the Schedule.

The summary of the basic terms of the Lease contained in the Schedule is true and correct.

Except as provided in the Schedule, the undersigned has not assigned, transferred or hypothecated the Lease or any interest therein or entered into a sublease for any portion of the premises covered by the Lease and no person or firm other than the undersigned or its employees is in possession of such premises or any portion thereof.

The undersigned is not in default (or with the giving of notice or the passage of time or both will not be in default) under the Lease and the undersigned has no claim against, off-set, credit, defense, counterclaim or deductions against the landlord thereunder or, any rent or other sums due or payable under the Lease and, to our actual knowledge, the landlord thereunder is not in default (or with the giving of notice or the passage of time or both will not be in default) under the Lease.

The undersigned has no option, right of first refusal or otherwise to purchase the Property or any portion thereof or any interest therein and the only interest of the undersigned in the Property is that of a tenant pursuant to the terms of the Lease.

The undersigned does not engage in the generation, storage or disposal of “Hazardous Materials” on the Property and to the undersigned’s actual knowledge, there are no Hazardous Materials located in, on, under or in the vicinity of its leased premises demised by the Lease except for normal office supplies. The term “Hazardous Material” means any toxic or hazardous substance, material or wastes which if or becomes regulated by any local government, the State of California, the United States government or any agency or division thereof.

There are no rent abatements or free rent periods under the Lease now or in the future other than as may be set forth on the Schedule, and any payments by the landlord to Tenant for tenant improvements that are required under the Lease have been made, other than as may be set forth on the Schedule.

No rental (including expense reimbursements), other than for the current month, has been paid in advance, except as may be indicated on the Schedule.

Tenant has no right to terminate the Lease except as set forth in the Lease.

The person executing this Certificate hereby warrants and represents that he or she has the power and authority to execute and deliver this Certificate on behalf of the tenant named herein.

[Signature Page Follows]

We understand that the current owner, BSP Senita Gateway Center, LLC, any purchaser(s) of the Property and their respective lenders and servicers will rely on this Certificate, and such certifications will be binding upon Tenant and its successors and assigns, and inure to the benefit of such parties.

Very truly yours,

Name of Tenant

Signature

Date

Exhibit C

BILL OF SALE

For good and valuable consideration, the receipt of which is hereby acknowledged, BSP Senita Gateway Center, LLC, a Delaware limited liability company (“Seller”), does hereby, as of this __ day of ____________, 2023, sell, transfer and convey to ______________, a _______________ (“Purchaser”), without recourse or warranty, any and all personal property (the “Personal Property”) owned by Seller and located on and used exclusively in connection with the operation of that certain real property commonly known as _____________________, ______________, more particularly described in Exhibit A attached hereto (the “Property”).

Purchaser acknowledges that the sale of the personal property is specifically made “as-is” and “where-is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever. Purchaser has not relied and will not rely on, and Seller is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the personal property or relating thereto (including specifically, without limitation, information packages distributed with respect to the Property) made or furnished by Seller, the property manager, or any agent or real estate broker representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing.

This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

[Next page is signature page]

C-1

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of the date first set forth above.

SELLER:

BSP SENITA GATEWAY CENTER, LLC,
a Delaware limited liability company

By:	BSP Senita Realty Investors, LLC,
a Delaware limited liability company
Its: Sole Member

By:	BSP Senita Manager, LLC,
a Delaware limited liability company
Its: Manager

By:
Name:	Timothy J. Ballard
Its:	President

PURCHASER:

[______________________
a ______________________]

By:
Name:
Title:

C-2

Exhibit D

ASSIGNMENT AND ASSUMPTION OF LEASES

This Assignment and Assumption of Leases (this “Assignment”) dated as of _______________, 2023 (the “Effective Date”) is entered into by and between BSP Senita Gateway Center, LLC, a Delaware limited liability company (“Assignor”), and ________________, a ______________ (“Assignee”).

W I T N E S S E T H

WHEREAS, Assignor, as Seller, and ________________________________, as Purchaser, have entered into that certain Purchase and Sale Agreement dated as of _________________, _____ (the “Agreement”) conveying that certain real property commonly known as ____________________, ___________, as more fully described in Exhibit A attached hereto (the “Property”);

WHEREAS, Assignor is the lessor under the Leases (as such term is defined in the Agreement) in effect as of the Effective Date (the “Leases”) as described and identified in exhibit B attached hereto and made a part hereof by this reference; and

WHEREAS, Assignor desires to assign its interest as lessor in the Leases to Assignee, and Assignee desires to accept the assignment thereof;

Now, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

1. Effective as of the Effective Date, Assignor hereby assigns to Assignee all of its right, title and interest in and to the Leases.

2. Effective as of the Effective Date, Assignee hereby assumes all of the Assignor’s obligations under the Leases. Assignee agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including without limitation, reasonable attorneys’ fees, accruing on or to be performed on and/or subsequent to the Effective Date and arising out of the Assignor’s obligations under the Leases. Assignor agrees to indemnify Assignee against and hold Assignee harmless under the Leases from any and all cost, liability, loss, damage or expense, including without limitation, reasonable attorneys’ fees, accruing prior to the Effective Date.

3. Any rental, monetary, and other payments due under the Leases shall be prorated as of the Effective Date between the parties as provided in the Agreement.

4. In the event of any litigation arising out of this Assignment, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, reasonable attorneys’ fees.

5. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

6. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

7. Assignee acknowledges that, except as provided in the Agreement, the assignment of the Leases herein is specifically made “as-is” and “where-is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever. Assignee has not relied and will not rely on, and Assignor is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the leases or relating thereto (including specifically, without limitation, information packages distributed with respect to the Property) made or furnished by Assignor, the property manager, or any agent or real estate broker representing or purporting to represent Assignor, to whomever made or given, directly or indirectly, orally or in writing.

8. This Assignment is delivered pursuant to the Agreement.

9. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when fully executed and taken together, shall constitute one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:

BSP SENITA GATEWAY CENTER, LLC,
a Delaware limited liability company

By:	BSP Senita Realty Investors, LLC,
a Delaware limited liability company
Its: Sole Member

By:	BSP Senita Manager, LLC,
a Delaware limited liability company
Its: Manager

By:
Name:	Timothy J. Ballard
Its:	President

ASSIGNEE:

[______________________
a ______________________]

By:
Name:
Title:

Exhibit E

ASSIGNMENT AND ASSUMPTION OF WARRANTIES AND INTANGIBLES

THIS ASSIGNMENT AND ASSUMPTION OF WARRANTIES AND INTANGIBLES (this “Assignment”) is made and entered into as of this ____ day of ___________, 2023 (the “Effective Date”), by BSP Senita Gateway Center, LLC, a Delaware limited liability company (“Assignor”), and ________________, a __________________ (“Assignee”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, effective as of the Effective Date (as defined below), and in connection with the sale of that certain real property described in Exhibit A attached hereto (the “Property”), Assignor hereby assigns and transfers unto Assignee all of its right, title, claim and interest in and under:

(A) all warranties and guaranties (express or implied) made by or received from any third party with respect to any building, building component, structure, fixture, machinery, equipment, or material situated on, contained in any building or other improvement situated on, or comprising a part of any building or other improvement situated on, any part of the Property including, without limitation, those warranties and guaranties listed in Exhibit B attached hereto (collectively, “Warranties”); and

(B) any Intangibles (as defined in that certain Purchase and Sale Agreement dated as of ____________________, 2023 between Assignor and Assignee (the “Agreement”)).

ASSIGNOR AND ASSIGNEE FURTHER HEREBY AGREE AND COVENANT AS FOLLOWS:

1. Effective as of the Effective Date, Assignee hereby accepts the assignment from Assignor of all of Assignor’s right, title and interest in and to the Warranties and Intangibles.

2. Effective as of the Effective Date, Assignee hereby assumes all of the owner’s obligations under the Warranties and Intangibles. Assignee agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, accruing on or to be performed on and/or subsequent or to the Effective Date and arising out of the Assignor’s obligations under the Warranties and Intangibles. Assignor agrees to indemnify Assignee against and hold Assignee harmless under the Warranties and Intangibles from any and all cost, liability, loss, damage or expense, including without limitation, reasonable attorneys’ fees, accruing prior to the Effective Date.

3. In the event of any litigation between Assignor and Assignee arising out of this Assignment, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, reasonable attorneys’ fees.

4. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

5. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

6. This Assignment is delivered pursuant to the Agreement.

7. Assignee acknowledges and agrees that the assignment of the Warranties and Intangibles is specifically made “as-is” and “where-is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever. Assignee has not relied and will not rely on, and Assignor is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the Warranties or Intangibles or relating thereto (including specifically, without limitation, information packages distributed with respect to the property) made or furnished by Assignor, the property manager, or any agent or real estate broker representing or purporting to represent Assignor, to whomever made or given, directly or indirectly, orally or in writing.

8. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when fully executed and taken together, shall constitute one and the same document.

[Next page is signature page]

E-1

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:

BSP SENITA GATEWAY CENTER, LLC,
a Delaware limited liability company

By:	BSP Senita Realty Investors, LLC,
a Delaware limited liability company
Its: Sole Member

By:	BSP Senita Manager, LLC,
a Delaware limited liability company
Its: Manager

By:
Name:	Timothy J. Ballard
Its:	President

ASSIGNEE:

[______________________
a ______________________]

By:
Name:
Title:

E-2

Exhibit F

NOTICE TO TENANTS

_____________, ____

To:	________________________ ________________________ ________________________

Re: Notice of Lease Assignment

Premises:	_________________________________ _________________________________

Ladies and Gentlemen:

Please be advised that the Premises have been acquired by, and the Lessor’s interest in your lease and your security deposit (if any) have been assigned, to _______________________________________________________ (“New Owner”).

All future rental and other payments under your lease shall be paid to New Owner, in accordance with the terms of your lease, to the following address:

_____________________________
_____________________________
_____________________________
_____________________________
_____________________________

[Signature Page Follows]

F-1

Very truly yours,

Prior Owner:

BSP SENITA GATEWAY CENTER, LLC,
a Delaware limited liability company

By:	BSP Senita Realty Investors, LLC,
a Delaware limited liability company
Its: Sole Member

By:	BSP Senita Manager, LLC,
a Delaware limited liability company
Its: Manager

By:
Name:	Timothy J. Ballard
Its:	President

New Owner:

[______________________
a ______________________]

By:
Name:
Title:

F-2

Exhibit G

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. [To inform the transferee (buyer) that withholding of tax is not required upon the disposition of a U.S. real property interest by BSP Senita Gateway Center LLC, a Delaware limited liability company (“Seller”), the undersigned hereby certifies the following on behalf of Seller:]

1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations;

3. Seller’s U. S. employer identification number is _______________; and

4. Seller’s office address is:

c/o _________________________

____________________________
____________________________

Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee (buyer) and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has the authority to sign this document on behalf of Seller.

[Next page is signature page]

G-1

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the ____ day of __________, 2023.

SELLER:

[______________]
[______________]

By:
Name:
Title:

G-2

Exhibit H

DUE DILIGENCE ITEMS

Seller or Seller’s property manager shall deliver to Purchaser all Due Diligence Items identified below, to the extent in the possession and control of Seller or Seller’s property manager and to the extent such Due Diligence Items are prepared in the ordinary course of business of Seller or Seller’s property manager, except for “Excluded Documents” (as defined below):

1.	Copies of all building plans (if any);

2.	Copies of any agreements with adjoining owners related to the Land;

3.	Copies of any service contracts related to the Land (provided, none of the service contracts will be assigned to Purchaser);

4.	A copy of any surveys related to the Land;

5.	A copy of the preliminary title report and the underlying documents related to the referenced exceptions therein;

6.	A copy of Seller’s existing Title Policy (which may be partially redacted);

7.	A copy of the current property tax bill;

8.	Copies of all plans, maps and CC&Rs related to the Land;

9.	Year-end Property Operating Statements for Year 2021 and 2022;

10.	Any soils, seismic, Phase I Environmental, engineering and other reports relating to the Property;

11.	In place leases and corresponding amendments and any material written default notices that remain uncured relating to the leases; and

12.	Any other documents related to the Property that Purchaser requests that are currently in the possession or reasonable control of Seller.

As used herein, “Excluded Documents” shall mean and include: any documents involving either Seller’s financing or refinancing of the Property; any purchase and escrow agreements and correspondence pertaining to Seller’s acquisition of the Property; any documents pertaining to the potential acquisition of the Property by any past or prospective purchasers; any third party purchase inquiries and correspondence, appraisals of the Property, any internal budgets or financial projections; any correspondence between partners or officers of Seller, and any other internal documents; internal memoranda; Seller’s appraisals, accounting and tax records; any attorney work product and any correspondence or documents covered by the attorney-client privilege; and any documents or information the disclosure or delivery of which would violate any pre-existing non-disclosure or confidentiality agreement.

H-1

Exhibit I

I-1

Exhibit J

FORM OF DEED

RECORDING REQUESTED BY

AND WHEN RECORDED, RETURN TO:

___________________________

___________________________

___________________________

MAIL TAX STATEMENTS TO:

___________________________

___________________________

___________________________

SPACE ABOVE THE LINE

FOR RECORDER’S USE

GRANT DEED

A.P.N. [__________]

The undersigned hereby declares:

DOCUMENTARY TRANSFER TAX:	$[NUMBER]	CITY TRANSFER TAX:	$[NUMBER

☐	computed on the consideration or full value of the property conveyed, or

☐	computed on consideration or full value less the value of liens or encumbrances remaining at time of sale

The property conveyed is located in:	☐ the City of [NAME OF CITY]	☐ an unincorporated area of the county

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, __________________, a ___________________ (“Grantor”), does hereby grant and convey to ____________________, a ____________________ (“Grantee”), all of its right, title and interest in and to the following real property situated in the County of ________, State of California, to wit:

See Exhibit A attached hereto and made a part hereof by this reference, together with all right, title and interest in and to all buildings, structures and other facilities and improvements located thereon, and any and all right, title and interest of Grantor in and to the rights and appurtenances pertaining to such property, including in and to adjacent streets, alleys or rights-of-way (the “Property”).1

This conveyance is made subject and subordinate to all (a) matters of record; (b) real property taxes which are a lien but not yet due and payable; (c) all present and future zoning, building, environmental and other laws, ordinances, codes, restrictions and regulations of all governmental authorities having jurisdiction with respect to the Property; (d) the lien of supplemental taxes, if any, assessed pursuant to Chapter 3.5, commencing with Section 75, of the California Revenue and Taxation Code as a result of a change in ownership or new construction after the date hereof; and (e) the rights of tenants in possession of the Property or any portion thereof.

[signatures appear on following page]

[1]	NTD: To confirm if a separate deed is required for the 50% TIC ownership transfer

IN WITNESS WHEREOF, this Deed has been executed to be effective as of the date first written above.

GRANTOR:

BSP SENITA GATEWAY CENTER, LLC,
a Delaware limited liability company

By:	BSP Senita Realty Investors, LLC,
a Delaware limited liability company
Its: Sole Member

By:	BSP Senita Manager, LLC,
a Delaware limited liability company
Its: Manager

By:
Name:	Timothy J. Ballard
Its:	President

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of [________________]              )

County of [______________]              )

On __________________ before me, ___________________, Notary Public, personally appeared ____________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature:	(seal)

Exhibit A to Deed

Legal Description

[To be attached]

Exhibit K

FORM OF OWNER’S AFFIDAVIT

OWNER’S DECLARATION

The Owner hereby declares as follows as of ____________, 2023, except as shown in the below-referenced Preliminary Report/Commitment:

1.	BSP Senita Gateway Center, LLC, a Delaware limited liability company (“Owner”) is the owner of certain premises located at 21688 Gateway Center Drive, Diamond Bar, CA, further described as follows: See Preliminary Report/Commitment No. _______________ for full legal description (the “Land”).

2.	[To be confirmed]

a.	[During the period of ninety-one (91) days immediately preceding the date of this declaration no work has been done by Owner, no surveys or architectural or engineering plans have been prepared by Owner, and no materials have been furnished by Owner in connection with the erection, equipment, repair, protection or removal of any building or other structure on the Land or in connection with the improvement of the Land in any manner whatsoever by Owner.]

b.	[During the period of ninety-one (91) days immediately preceding the date of this declaration certain work has been done and materials furnished in connection with______________ upon the Land in the approximate total sum of $_____________ , but no work whatever remains to be done and no materials remain to be furnished to complete the construction in full compliance with the plans and specifications, nor are there any unpaid bills incurred for labor and materials used in making such improvements or repairs upon the Land, or for the services of architects, surveyors or engineers, except as follows: _________________________. Owner agrees to indemnify and hold harmless Fidelity National Title Insurance Company against any and all claims arising therefrom.]

3.	Owner has not previously conveyed the Land; is not a debtor in bankruptcy (and if a partnership, the general partner thereof is not a debtor in bankruptcy); and has not received written notice of any pending court action affecting the title to the Land that remains unresolved.

4.	Except as shown in the above-referenced Preliminary Report/Commitment, to Owner’s knowledge, there are no unpaid or unsatisfied mortgages, deeds of trust, Uniform Commercial Code fixture filings, claims of lien, special assessments, or taxes that constitute a lien against the Land or that affect the Land but have not been recorded in the public records.

5.	To Owner’s knowledge (i) the Land is currently in use as office building; (ii) the tenants set forth on Exhibit A attached hereto occupy/occupies the Land; and (iii) the following are all of the leases or other occupancy rights affecting the land: see Exhibit A attached hereto.

6.	To Owner’s knowledge, there are no other persons or entities that assert an ownership interest in the Land, nor are there unrecorded easements, claims of easement, or boundary disputes that affect the Land.

7.	There are no outstanding options to purchase or rights of first refusal affecting the Land that were granted by Owner.

8.	To the Owner’s knowledge, Owner has not received any written notice of violation of any covenants, conditions or restrictions, if any, affecting the Land and remain unresolved.

This declaration is made with the intention that Fidelity National Title Insurance Company (the “Company”) and its policy issuing agents will rely upon it in issuing its title insurance policy and endorsements in favor of the buyer (the “Title Policy”). Owner agrees to indemnify the Company against loss or damage (including reasonable attorneys’ fees, expenses, and costs) incurred by the Company as a result of any untrue statement made herein.

In consideration of the Company issuing the Title Policy effective as of the date of hereof without making exception therein of matters which may arise between the date hereof and the date documents creating the interest being insured pursuant to the Title Policy (the “Closing Instrument”) have been filed for record and which matters may constitute an encumbrance on or affect the title, Owner hereby agrees to promptly defend, remove, bond or otherwise dispose of any encumbrance, lien or objectionable matter which may arise or be filed, as the case may be, against the Land as a result of any affirmative act of Owner during the period of time between the date hereof and the date of recording of the Closing Instrument (not to exceed five (5) business days), and to hold the Company harmless of and from all actual, out-of-pocket loss, cost, damage and expense of every kind, including reasonable out of pocket attorneys’ fees, which the Company shall sustain or become liable for under the Title Policy which may arise out of Owner’s failure to so remove, bond or otherwise dispose of any such liens, encumbrances or objectionable matters that result from affirmative acts of Owner.

Owner represents that the undersigned is authorized to sign and deliver this declaration on behalf of owner, and is a representative of Owner that is knowledgeable about the statements made herein, but the undersigned shall have no personal liability with respect to the representations or any other matters under this declaration.

Company agrees that it does not have, will not have, and hereby waives any claims and causes of action it has or may have against the undersigned, any officer, director, employee, agent, trustee, shareholder, partner, member, manager, principal, parent, subsidiary or other affiliate of Owner arising out of or in connection with this declaration and will look solely to Owner.

[Signature Page Follows]

K-1

IN WITNESS WHEREOF, the undersigned has signed this Owner’s Declaration as of the date first written above.

OWNER:

BSP SENITA GATEWAY CENTER, LLC,
a Delaware limited liability company

By:	BSP Senita Realty Investors, LLC,
a Delaware limited liability company
Its: Sole Member

By:	BSP Senita Manager, LLC,
a Delaware limited liability company
Its: Manager

By:
Name:	Timothy J. Ballard
Its:	President

K-2

Exhibit A

Rent Roll

[To be attached]